UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006

Harley-Davidson Motorcycle Trust 2005-1

(Harley-Davidson Customer Funding Corp)

(Exact name of registrant as specified in its charter)

Delaware	333-98975-04	20-6422275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Rodney Square North
1100 North Market Street
Wilmington, Delaware		19890-0001
(Address of principal executive offices)		(Zip Code)

(302) 651-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

In accordance with the Sale and Servicing Agreement dated as of February 1, 2005 among Harley-Davidson Motorcycle Trust 2005-1, as Issuer, Harley-Davidson Customer Funding Corp., as Trust Depositor, Harley-Davidson Credit Corp., as Servicer, and BNY Midwest Trust Company, as Indenture Trustee (the “Agreement”), the Monthly Report (as defined in the Agreement) and Certificate of  Servicing Officer (as defined in the Agreement) were furnished to the Indenture Trustee for the benefit of the Noteholders. A copy of the Monthly Report and Certificate of Servicing Officer are being filed under item 9.01(c) as Exhibit 99.1 to this Current Report on Form 8-K. Capitalized terms used herein without definition have the respective meaning specified in the Agreement.

Item 9.01.                                          Financial Statements and Exhibits

(a)  Financial Statements:  None.

(b)  Pro Forma Financial Information:  None.

(c)  Shell Company Transactions:  None.

(d)  Exhibits:

Exhibit No.	Document
99.1	Monthly Report for the March 15, 2006 Distribution Date and Certificate of Servicing Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON MOTORCYCLE TRUST
2005-1

	By:	Harley-Davidson Credit Corp.,
as Administrator

	By:	/s/ Perry A. Glassgow
Perry A. Glassgow
Vice President and Treasurer

March 15, 2006

EXHIBIT INDEX

Exhibit No.	Document
99.1	Monthly Report for the March 15, 2006 Distribution Date and Certificate of Servicing Officer